NEWS



[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE
Investor/Press Contact:
Philip Galanes
Chief Administrative Officer
Golden Books Family Entertainment
212-547-4466



                  GOLDEN BOOKS FAMILY ENTERTAINMENT REPORTS THE
                    APPROVAL OF THE DISCLOSURE STATEMENT AND
                         SCHEDULING OF THE CONFIRMATION
                      HEARING ON THE PLAN OF REORGANIZATION



     New York, New York, May 18, 1999. Golden Books Family Entertainment, Inc. reported that the Disclosure Statement respecting its Plan of Reorganization was approved by the Court overseeing the reorganization proceedings on May 13, 1999. The Court set July 13, 1999 as the hearing date for confirmation of the Plan.

     As previously reported, pursuant to the Plan, which reflects the consensual agreement with the Company's major creditors, the Company will significantly reduce its existing long-term debt, pay all trade debt in full, and under the direction of its current management team, proceed with its publishing and entertainment operations.

     The Company is the leading children's book publisher in North America and owns one of the largest libraries of family entertainment copyrights. The Company creates, publishes and markets entertainment products for children and families through all media.



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     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes that expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.


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